                                                                   EXHIBIT 10.38

                                                                    Confidential

                               LICENSE AGREEMENT*

     This License Agreement ("Agreement"), effective March 1, 2000 (the "Effective Date"), between MOTOROLA, INC. with offices at 3501 Ed Bluestein Boulevard, Austin, Texas, 78721 (hereinafter "Motorola") and NUMERICAL
                                              --------
TECHNOLOGIES, INC. with offices at 70 West Plumeria Drive San Jose, CA 95134-2134 (hereinafter "NTI").
                   ---

     WHEREAS, NTI has developed software and patented technology useful in the design and manufacture of integrated circuits; and

     WHEREAS, Motorola desires to license such software and technology.

     NOW, THEREFORE, in consideration of the rights and obligations set forth below Motorola and NTI agree as follows:

     1.   Definitions.
          -----------

          1.1  "Affiliate" means an entity controlling or controlled by
                ---------
Motorola. For purposes of this definition, "control" or any correlative form thereof, means the ownership of more than fifty-one percent (51%) of the voting stock of such entity, or if such entity is not a corporation, the ability to control the day-to-day operations and business of such entity.

          1.2  "Confidential Information" means confidential or proprietary
                ------------------------
information which is disclosed by one party ("disclosing party") to the other party of this Agreement ("receiving party") in oral, written, graphic, machine-readable, or sample form, and which is marked as such, if in tangible form, or is identified as such by the disclosing party, if in intangible form, at or before the time of disclosure and is summarized in a writing to the receiving party within 30 days after disclosure, and may include third party information which the disclosing party is authorized to disclose to receiving party. Confidential Information also includes this Agreement and all its Exhibits, any addenda hereto signed by both parties, all Licensed Software listings, Documentation, information, data, drawings, benchmark tests, specifications, trade secrets, object code and machine-readable copies of the Licensed Software, source code relating to the Licensed Software.

          1.3  "Contract Manufacturing" means a business relationship under
                ----------------------
which Motorola produces integrated circuits according to specifications and designs provided by a third party, which distributes such integrated circuits under a trademark other than Motorola's.

          1.4  "Design Service" means a business relationship under which
                --------------
Motorola designs integrated circuits for a third party which distributes such integrated circuits under a trademark other than Motorola's.


* Certain information in this document has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

          1.5  "Fix Release" means functional and/or feature improvements made,
                -----------
at NTI's discretion, to the Licensed Software, including but not limited to bug fixes, performance enhancements, improvements, or error corrections that are generally made available to NTI's other customers. Such Fix Releases are typically identified by a change in the digit(s) to the right of the tenths digit [x.x.(x)] (i.e.-1.01, 1.02, 1.03).

          1.6  "Licensed Software" means the software products in object code
                -----------------
(machine readable) form and related documentation listed in Appendix A and all written material relating thereto (including but not limited to user manuals, published external specifications, and test materials) and all Fix Releases and Updates, and any New Releases provided to Motorola under the terms of this Agreement, and includes any and all documentation relating to the Licensed Software including instruction manuals and on-line help files.

          1.7  "Licensed Site" means a Motorola facility as further described
                -------------
in Appendix A.

          1.8  "Major Problem" means a problem which causes a feature failure
                -------------
of the Licensed Software that can be avoided by alternate methods.

          1.9  "Minor Problem" means a problem which causes only minor
                -------------
inconvenience to the computer system user including, but not limited to, misspelled error messages and documentation errors.

          1.10 "New Release" means a substantial improvement in user
                -----------
functionality that is marketed by NTI as a new and improved software product, or a version of the Licensed Software which replaces previous Releases (such new versions are typically identified by a change in the digit prior to the decimal point [(x).x.x] (i.e. 4.0, 3.0). A Release is a substantial improvement that does more than fix program errors in a previous Release. NTI's obligations to provide New Releases to Motorola are set forth in Section 3.2.

          1.11 "NTI's Patent Rights" means U.S. Patent No. 5,858,580 (and any
                -------------------
foreign counterparts thereto).

          1.12 "Updates" mean any subsequent release(s) of the initial version
                -------
of the Licensed Software which includes unique functional and/or feature improvements made at NTI's discretion to the Licensed Software and that are generally made available to NTI's other customers. Such Updates are typically identified by a change in the tenths digit [x.(x).x] (i.e.-1.10, 1.20, 1.30).

     2.   License Rights to the Licensed Software.
          ---------------------------------------

          2.1  Software License.  Subject to the terms and conditions of this
               ----------------
Agreement, NTI grants to Motorola a time-limited, non-transferable (except as provided in Section 11.2) nonexclusive license to use and execute the Licensed Software on a single computer for the purpose of designing integrated circuits that are produced in a Licensed Site and then distributed under a

Motorola owned trademark, unless earlier terminated as provided herein. NTI also grants to Motorola a non-exclusive license to reproduce the Licensed Software solely for Motorola's internal back-up and archival purposes. Motorola has no right to sub-license the rights granted herein. Motorola has no right to use the rights granted herein for Design Services or Contract Manufacturing.

          2.2  Patent License.  Subject to the terms and conditions of this
               --------------
Agreement, NTI grants to Motorola a time-limited, non-transferable (except as provided in Section 11.2 and in accordance with Addendum B) non-exclusive, worldwide right and license under NTI's Patent Rights to exercise its license rights to the Software under Section 2.1 of this Agreement and to produce at a Licensed Site integrated circuits that are designed with the Software and then are distributed under a Motorola owned trademark, unless terminated as provided herein. Motorola has no right to sub-license the rights granted herein. Motorola has no right to use the rights granted herein for Design Services or Contract Manufacturing.

          2.3  Copies.  Motorola will be entitled to make a reasonable number
               ------
of machine-readable copies of the Software for backup or archival purposes. Motorola may not copy the Software, except as permitted by this Agreement. Motorola shall maintain accurate and up-to-date records of the number and location of all copies of the Software and inform Numerical Technologies in writing of such location(s) upon request. All copies of the Software will be subject to all terms and conditions of this Agreement. Whenever Motorola is permitted to copy or reproduce all or any part of the Software, all titles, trademark symbols, copyright symbols and legends, patent markings and other proprietary markings must be reproduced.

          2.4  Restrictions. Motorola agrees that it will not itself, or
               ------------
through any parent, subsidiary, Affiliate, agent, or other third party: (a) sell, lease, license or sublicense the Licensed Software; or (b) decompile, disassemble, or reverse engineer the Licensed Software, in whole or in part; or
(c) write or develop any derivative software or any other software program based upon the Licensed Software or any Confidential Information disclosed by NTI; or
(d) use the Licensed Software to provide processing services to third parties, or otherwise use the Licensed Software on a 'service bureau' basis; or (e) provide, disclose, divulge or make available to, or permit use of the Licensed Software by any third party without NTI's prior written consent.

          2.5  Reservations.  This license transfers to Motorola neither title
               ------------
nor any proprietary rights to the Licensed Software or any copyrights, patents, or trademarks, embodied therein, except for the rights expressly granted herein.

     3.   Support, Fix Releases and Updates.
          ---------------------------------

     The subsections of this Section 3 describe the rights and obligations of the parties for Support, Fix Releases, Updates and New Releases.

          3.1  Support Services.
               ----------------

               3.1.1 NTI agrees to provide Motorola with ongoing support and maintenance for the current version of the Licensed Software and any and all Updates and Fix Releases to the current version. Support and maintenance will be provided by NTI at no additional cost to Motorola from 8 a.m. to 6 p.m. Pacific time Monday through Friday.

               3.1.2 For a Major Problem, NTI agrees to have trained support personnel with working knowledge of the Licensed Software available for telephone consultation with Motorola's support personnel at no additional cost to Motorola during the times listed in Section 3.1.1 to respond to a Major Problem within one (1) calendar week such that, through NTI's reasonable efforts, the Major Problem is either corrected or NTI provides a reasonable way to resolve the Major Problem within that timeframe.

               3.1.3 For a Minor Problem, NTI agrees to have trained support personnel with working knowledge of the Licensed Software available for telephone consultation with Motorola's support personnel at no additional cost to Motorola during the times listed in Section 3.1.1 to respond to a Minor Problem within thirty (30) calendar days such that, through NTI's reasonable efforts, the Minor Problem is either corrected or NTI provides a reasonable way to resolve the Minor Problem within that timeframe.

               3.1.4 NTI's obligations under Sections 3.1.2 and 3.1.3 are conditioned upon Motorola: (i) giving notice to NTI; (ii) using its reasonable efforts to convey an accurate description of the error or problem, to reasonably analyze the potential reasons causing the error or problem, and to create, within reason, an appropriate environment allowing NTI to inquire further about the nature of the error or problem; and (iii) reasonably classifying an error or problem reported to NTI as a Major Problem or Minor Problem.

          3.2  Fix Releases, Updates and New Releases.  NTI shall provide any
               --------------------------------------
and all Fix Releases and Updates to Motorola for the then-current version of the Licensed Software, without additional charge, promptly upon their general release. New Releases are not provided under Support, or as part of Fix Releases, and Updates; however, NTI agrees to make such New Releases available to Motorola at mutually agreeable commercially reasonable terms.

     4.   Compensation.
          ------------

          4.1  Fees for Licensed Software.  In consideration of the rights
               --------------------------
granted to Motorola in NTI's Patent Rights and Licensed Software hereunder, Motorola shall pay the fees set forth in Appendix B hereto (the "License Fees").
                                                                 ------------
Fees for Support, Fix Releases, and Updates are included in this License Fee.

          4.2  Transfer Fees and Peak Use Fees. Fees relating to the transfer
               -------------------------------
of the license to NTI's Rights from one Licensed Site to another Licensed Site and fees for temporary use of a second Licensed Site during peak times are set forth in Appendix B hereto.

          4.3  Payment.  Unless otherwise agreed by the parties, Motorola shall
               -------
pay the annual License Fees in quarterly payments as reflected in Appendix B hereto.

          4.4  Taxes.  All charges and fees provided for in this Agreement
               -----
(including the Maintenance Fees) are exclusive of and do not include any taxes, duties, or similar charges imposed by any government. Motorola agrees to pay or reimburse NTI for all federal, state, dominion, provincial, or local sales, use, personal property, excise or other taxes, fees, or duties arising out of this Agreement or the transactions contemplated by this Agreement (other than taxes on the net income of NTI).

          4.5  Audit.  On NTI's written request, not more frequently than once
               -----
per calendar year, Motorola shall provide to NTI a signed certification verifying Motorola's compliance with the limited license provided hereunder. NTI may, at NTI's expense and not more than once per calendar year, and upon reasonable notice, audit Motorola's compliance with this Agreement through use of an independent public accounting firm reasonably acceptable to Motorola and subject to reasonable non-disclosure obligations. Any such audit shall be conducted during business hours and shall not unreasonably interfere with Motorola's business activities. If such an audit reveals that Motorola has underpaid fees to NTI, Motorola shall be invoiced for the underpaid fees based upon NTI's then-current prices in effect at the time of the audit.

     5.   Confidential Information.
          ------------------------

          5.1  Treatment and Use of Confidential Information.  For a period of
               ---------------------------------------------
two (2) years following the return of confidential information to the disclosing party pursuant to Section 5, the receiving party agrees to protect Confidential Information disclosed to it by the disclosing party with at least the same degree of care as it normally exercises to protect the receiving party's own information of like importance, but at least use reasonable care, in safeguarding the disclosing party's Confidential Information against disclosure. The receiving party shall use the Confidential Information solely in accordance with the provisions of this Agreement.

          5.2  Visits to Other Party's Facilities.  The parties acknowledge that
               ----------------------------------
employee(s) of one party ("visiting party") may visit facilities of the other party ("hosting party"). Notwithstanding the provisions in of this Agreement regarding marking and writing requirements for Confidential Information, the visiting party agrees to treat all information of the hosting party, whether tangible or intangible, seen or heard by such employee(s) of the visiting party during such visit as Confidential Information of the hosting party.

          5.3  Exclusions to Confidential Information.  A party's Confidential
               --------------------------------------
Information shall not include information that: (a) is now or becomes available to the public without breach of this Agreement, (b) is lawfully obtained by a third party, (c) is known to the receiving party prior to disclosure by the disclosing party and had not been obtained by the receiving party either directly or indirectly from the disclosing party with a duty of confidentiality, (d) is developed by the receiving party independently of any disclosure by the disclosing party, or (e) is released in writing by the disclosing party.

          5.4  Permitted Disclosure.  A receiving party may disclose the
               --------------------
Confidential Information of the other party (i) in accordance with the prior written approval of disclosing party, or (ii) after providing prior written notice to disclosing party and after taking "Reasonable Measures" to obtain confidential treatment of such Confidential Information where receiving party is required to disclose such information pursuant to the order or requirement of a court, administrative agency, or other governmental body. For the purposes of this Section 5.4 "Reasonable Measures" shall mean designating Confidential Information for protection under a previously existing protective order, or providing the disclosing party reasonable assistance in such disclosing party's efforts to obtain a protective order. Each party agrees that the terms and conditions of this Agreement shall be treated as Confidential Information and that no reference to this Agreement or to activities pertaining thereto can be made in any form of public or commercial advertising without the prior written consent of the other party, provided, however, that each party may disclose the terms and conditions of this Agreement to: (1) legal counsel of the parties, (2) in confidence, to accountants, banks, and financing sources and their advisors;
(3) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like; or (4) in accordance with applicable law.

          5.5  Return of Confidential Information.  Upon termination of this
               ----------------------------------
Agreement as specified in Sections 13 and upon written request, each party agrees to return Confidential Information of the other party to said other party, along with copies made, or to certify that all such Confidential Information has been destroyed, except that each party may retain archival copies to be used only in a dispute concerning this Agreement.

          5.6  Confidential Information from or for third parties.  Each party
               --------------------------------------------------
will not disclose to the other party any confidential information belonging to third parties unless it has obtained written authorization to do so. Motorola may disclose Confidential Information of NTI to its Affiliates provided Motorola and such Affiliates have executed an agreement having confidentiality provisions similar to this Agreement before making any such disclosure.

     6.   Escrow.
          ------

          6.1  Escrow Account.  Promptly after the Effective Date of this
               --------------
Agreement, NTI agrees to place and maintain current in an escrow account in California a copy of the source code for the Licensed Software hereunder (the "Source Code"); provided, however, that NTI shall not be obligated to make
 -----------
deposits into the escrow account more frequently than twice per year. NTI shall promptly notify Motorola of the identity of the escrow agent. Motorola shall have the right at any time to contact the escrow agent for the purpose of confirming that the Source Code is in the escrow account and verifying the instructions to the escrow agent to release the Source Code under the circumstances specified in Section 6.2 below. NTI shall bear all fees, expenses and other charges to open and maintain such escrow account.

          6.2  Release.  If (i) NTI (or its successors or assigns) liquidates,
               -------
makes general assignment for the benefit of creditors or ceases doing business as a going concern, or (ii) an involuntary bankruptcy petition is filed against NTI and is not discharged with in ninety (90) days after NTI receives notice of the filing of the petition, or (iii) NTI files a voluntary petition for bankruptcy or (iv) a receiver is appointed for all or a substantial portion of NTI's assets, or (v) or NTI fails to cure a material default by NTI or its assigns or successors to perform its support obligations hereunder, within thirty (30) days written notice specifically setting the basis for such claim of a material default, then, upon notice thereof by Motorola to NTI and the escrow agent, which notice is not disputed by NTI within thirty (30) days after NTI's receipt thereof, the escrow agent shall deliver the Source Code to Motorola. If NTI disputes Motorola's right to the Source Code, the matter shall be referred to dispute resolution in accordance with the terms of this Agreement.

          6.3  License and Source Code Obligations.  Subject to the terms and
               -----------------------------------
conditions of this Agreement (including without limitation Sections 6.1 and 6.2), NTI hereby grants to Motorola a nonexclusive right to use and modify such Source Code solely to correct errors in the Licensed Software. The object code derived from the Source Code so modified shall be deemed to be Licensed Software hereunder and subject to the same restrictions on use, reproduction, and disclosure that are contained in this Agreement with respect to the Licensed Software. Motorola shall have no right to copy the Source Code for any reason. Motorola shall not distribute, sell or sublicense the Source Code. The Source Code shall be deemed the Confidential Information of NTI pursuant to the terms of this Agreement. In addition, Motorola shall restrict disclosure of the Source Code to those within its organization who need to use it to correct errors, and shall keep it in a secure, locked location when not in use. NTI shall retain all right, title and interest in and to the Source Code and Licensed Software.

     7.   Status Meetings.
          ---------------

          7.1  Project Managers.  Each party shall appoint a project manager to
               ----------------
act as liaison with the other party. NTI shall make a Project manager available onsite in Austin, Texas. Project managers shall participate in review meetings as set forth in Section 7.2. Each party shall retain the sole discretion to replace Project Managers upon notice to the other party.

          7.2  Meetings.  Twice each month the project managers or such other
               --------
personnel as the parties may agree upon, shall meet (either telephonically or in person) to discuss the parties' activities under this Agreement. Upon mutual consent of the parties, the parties will meet more frequently. Unless otherwise agreed in writing, each party shall pay its own costs in connection with attending any meetings under this Section 7.2.

     8.   Warranties.
          ----------

          8.1  General Warranty.  For ninety days after delivery of the Licensed
               ----------------
Software, NTI warrants that the Licensed Software will conform to the specifications provided in the applicable documentation. NTI further warrants that its obligations hereunder will be performed in a timely and professional manner by qualified personnel.

          8.2  Rights and Powers. Each party warrants that it has the right and
               -----------------
power to enter into this Agreement. NTI warrants that it has the right and power to grant Motorola the rights under this Agreement. NTI also warrants that to its knowledge as of the Effective Date of this Agreement, the Licensed Software as provided to Motorola does not infringe the proprietary rights, including patent, trade secret, and copyright, of any third party.

          8.3  YEAR 2000 COMPLIANCE.  NTI REPRESENTS AND WARRANTS THAT THE
               --------------------
LICENSED SOFTWARE WILL BE COMPLIANT AND WILL CONTINUE TO BE YEAR 2000 COMPLIANT; PROVIDED HOWEVER THAT THE FOLLOWING CONDITIONS ARE FIRST MET: (1) THAT THE LICENSED SOFTWARE IS USED IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT AND (2) IF ALL ASSOCIATED NON-NTI PRODUCTS (SUCH AS HARDWARE, SOFTWARE AND FIRMWARE) USED IN COMBINATION WITH THE LICENSED SOFTWARE PROPERLY EXCHANGES DATE DATA WITH THE LICENSED SOFTWARE. YEAR 2000 COMPLIANT SHALL MEAN ALL CALENDAR YEAR REPRESENTATIONS USED WITHIN NTI LICENSED SOFTWARE WHICH, WHEN OPERATED ON (INCLUDING, BUT NOT LIMITED TO, ARITHMETIC, COMPARISON AND SORTING OPERATIONS) BEFORE, DURING AND AFTER THE ACTUAL CALENDAR YEAR 2000 SHALL NOT PRODUCE SUBSEQUENT OPERATIONS AND/OR GENERATED OUTPUT WHICH YIELD RESULTS IN VARIANCE WITH THE NORMAL COURSE OF OPERATIONS OF THE NTI LICENSED SOFTWARE OR ERROR CONDITIONS WHICH ARE THE DIRECT RESULT OF THE USE OF A CALENDAR YEAR REPRESENTATION.

          8.4 RECOMMENDATIONS AND SUGGESTIONS PROVIDED HEREUNDER ARE PROVIDED ON AN "AS IS" BASIS AND NEITHER PARTY MAKES ANY WARRANTY AS TO THE ACCURACY, SUFFICIENCY, OR SUITABILITY FOR THE OTHER'S USE OF ANY RECOMMENDATIONS, SUGGESTIONS, OR ASSISTANCE PROVIDED HEREUNDER FOR USING THE EQUIPMENT OR FOR MAKING PRODUCTS USING THE SAME. RECOMMENDATIONS AND SUGGESTIONS PROVIDED HEREUNDER ARE PROVIDED ON AN "AS IS" BASIS AND NEITHER PARTY ASSUMES RESPONSIBILITY OR LIABILITY FOR LOSS OR DAMAGES, WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, OR INCIDENTAL, WHICH MIGHT ARISE OUT OF THE OTHER'S USE THEREOF, WHICH SHALL BE ENTIRELY AT THE USER'S RISK AND PERIL.

          8.5 EXCEPT AS SET FORTH IN THIS AGREEMENT, NTI MAKES NO WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY REGARDING OR RELATING TO THE LICENSED SOFTWARE, OR ANY MATERIALS OR SERVICES

FURNISHED OR PROVIDED TO MOTOROLA UNDER THIS AGREEMENT, INCLUDING MAINTENANCE AND SUPPORT. EXCEPT AS SET FORTH IN THIS AGREEMENT, NTI SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO THE SOFTWARE AND DOCUMENTATION.

          8.6  MOTOROLA'S SOLE REMEDY FOR A BREACH OF THE WARRANTIES IN THIS
SECTION 8, SHALL BE NTI'S REPAIR OR REPLACEMENT OF THE LICENSED SOFTWARE.

     9.   Intellectual Property Indemnities.
          ---------------------------------

          9.1 NTI agrees to indemnify and defend at its own expense any and all actions against Motorola based upon a claim that the Licensed Software infringes an intellectual property right of a third party, and to pay damages and reasonable costs paid or incurred by Motorola in any such action, provided that NTI is notified promptly in writing of the action and at NTI's expense is given exclusive control of said action and reasonable assistance for defense of same.

          9.2 If the Licensed Software becomes, or in NTI's opinion is likely to become, the subject of a claim of infringement of an intellectual property right, NTI may at its option and at no expense to Motorola: (i) obtain for Motorola the right to continue using the Licensed Software in a manner consistent with this Agreement, (ii) replace it or modify it to make it non-infringing but functionally equivalent, or if neither (i) or (ii) is reasonably available to NTI, (iii) terminate the Agreement. If the Licensed Software becomes the subject of a claim of infringement of an intellectual property right, Motorola may at its option obtain for itself a right to continue using the Licensed Software; provided however (1) such right is obtained at no expense or liability to NTI (including without limitation any obligations that NTI may have to indemnify Motorola under the terms of this agreement) and (2) without any admission of infringement or liability on the part of NTI, Motorola or other user of the Licensed Software.

          9.3 NTI shall have no liability for any claim of intellectual property right if the infringement arises from the use or combination of the Licensed Software with programs not supplied by NTI, unless such programs are necessary to use the Licensed Software or from the use of other than a current unaltered release of the Licensed Software if such infringement would have been avoided by the use of the current unaltered release of the Licensed Software.

          9.4 THE FOREGOING STATES THE ENTIRE LIABILITY OF NTI WITH RESPECT TO INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET OR OTHER PROPRIETARY RIGHT OF A THIRD PARTY.

     10.  Term & Termination.
          ------------------

          10.1 Term. This Agreement will take effect on the Effective Date and
               ----
will remain in force until March 1, 2002 unless earlier terminated in accordance with this Agreement ("Term One"). This Agreement shall be automatically renewed for an additional one (1) year term ("Term Two"), unless Motorola provides written notice to the other at least thirty (30) days prior to the end of Term One of its intention not to renew the Agreement.

          10.2 Termination. Either party may, by written notice to the other,
               -----------
terminate this Agreement if any of the following events ("Termination Events") occur:


                    (a) Except as provided in Section 6.2 (which provides for thirty (30) days prior written notice), either party is in material breach of any material term of this Agreement, which breach is not cured within thirty
(30) days after written notice of such breach by the other party; or

                    (b)  A party (i) terminates or suspends its business, or
(ii) makes an assignment for the benefit of creditors in bankruptcy proceedings, or (iii) becomes subject to direct control of a trustee, receiver or similar authority, or (iv) becomes subject to any bankruptcy or insolvency proceeding under federal or state statutes which is not dismissed within ninety (90) days.

          10.3 Survival.  Any termination of this Agreement will not affect
               --------
Sections 2.4, 2.5, 4, 5, 9, 10.3, 10.4 and 11, which shall survive the termination or expiration of this Agreement.

          10.4 Return of Materials.  Within thirty (30) days after the date of
               -------------------
termination or discontinuance of this Agreement for any reason whatsoever, Motorola shall return the Licensed Software and all copies, in whole or in part, all documentation relating thereto, and any other Confidential Information provided by NTI in its possession that is in tangible form, to NTI.

     11.  General.
          -------

          11.1 Publicity.  Unless approved in advance in writing, neither party
               ---------
shall use the other party's name or endorsement in connection with any publicity regarding this Agreement, or sales and/or marketing of the Licensed Software under this Agreement.

          11.2 Assignment.
               ----------

               11.2.1 Except as otherwise provided in Section 11.2.2, no party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party, and any such attempted assignment shall be void. Any attempted assignment, sale, transfer, lease, conveyance, or license that conflicts with the terms of this paragraph and does not comply within the provisions of Section 11.2.1 or 11.2.2 shall be void.

               11.2.2 Either party may assign this Agreement to a successor in ownership of any of the related assets of the assigning party. The assigning party shall only assign this Agreement to a successor that has expressly assumed in writing the performance of all terms and conditions of this Agreement.

          11.3 Notices. Unless otherwise provided, any notice to be given
               -------
hereunder shall be effective when received. Such notice shall be sent by first class mail, postage prepaid, and marked for delivery by Certified or Registered mail, addressed to the parties listed below.

     For Motorola                              For NTI
     ------------                              -------
     Director of Networking and                Rich Mora
      Computing Systems Technology             Numerical Technologies, Inc.
     Semiconductor Products Sector             70 West Plumeria Drive
     3501 Ed Bluestein Boulevard M/D: K20      San Jose, CA 95134-2134
     Austin, TX 78721

     With a copy to:                           With a required copy to:
     --------------                            -----------------------
     Sector Intellectual Property Counsel      John Roos, Esq.
     Austin Intellectual Property Department   Wilson Sonsini Goodrich & Rosati
     7700 West Parmer Lane                     650 Page Mill Road
     Austin, TX 78729                          Palo Alto, CA 94304-1050
     512-996-6849                              650-493-9300

          11.4 Relationship of the Parties. It is expressly understood and
               ---------------------------
acknowledged that both parties are independent contractors, and that either party and its employees or agents will not be construed as an employee, partner, or joint venture of the other party. Each party does not undertake by this Agreement or otherwise to perform any obligation of the other party, whether regulatory or contractual, or to assume any responsibility for the other party's business or operations. Each party will be solely responsible for any payroll-related taxes related to its performance of this Agreement.

          11.5 Force Majeure.  In the event of any failure to comply with, or
               -------------
any delay in the performance of, the provisions of this Agreement where such delay is caused by, or in any manner results from, events beyond the reasonable control of the affected party, including but not limited to, acts of God, acts of Government, acts of the public enemy, fires, floods, epidemics, quarantine restrictions or freight embargoes, the affected party will be excused from performance hereunder if and to the extent that such failure or delay could not have been avoided by reasonable precautions. In the event of such failure or delay, the affected party will give notice to the other party as soon as practicable and will do everything reasonable to resume performance.

          11.6 Waivers.  A waiver of any default will not constitute a waiver of
               -------
any other or subsequent default. No waiver of any terms, conditions or provisions of this Agreement will be effective unless it is in writing and signed by the waiving party.

          11.7  Dispute Resolution.  Motorola and NTI will attempt to settle any
                ------------------
claim or controversy through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated under the rules of the American Arbitration Association, as may be modified by the parties hereunder or in writing. Any dispute which cannot be resolved through negotiation or mediation within six months of the date of the initial demand by either party may then be finally resolved by the courts. The use of any alternative dispute resolution procedure will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party. And nothing in this paragraph will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) injunctive or equitable relief.

          11.8  Governing Law. The laws of the State of Delaware will govern any
                -------------
dispute related to this agreement (excluding its choice of law rules).

          11.9  Indemnification. Each party will indemnify and hold harmless the
                ---------------
other party, their directors, officers, employees, and agents from all loss and liability on account of claims of personal injury, death, or property damage resulting from any intentional, grossly negligent or negligent act or omission by that party, its agents, or employees in the course of performing this Agreement.

          11.10 LIMITATION OF LIABILITY. EACH PARTY'S AGGREGATE LIABILITY UNDER
                -----------------------
ANY AND ALL PROVISIONS OF THIS AGREEMENT SHALL BE LIMITED TO AN AMOUNT EQUIVALENT TO THE TOTAL OF ALL FEES ACTUALLY PAID BY MOTOROLA TO NTI UNDER TIES AGREEMENT.

          11.11 Compliance with Applicable Laws.  Each party warrants that its
                -------------------------------
obligations hereunder will be performed in compliance with all applicable laws, rules and regulations, and that it will have obtained all permits required to comply with such laws, rules and regulations.

          11.12 Further Assurances. At any time or from time to time on and
                ------------------
after the Effective Date of this Agreement, at the written request of one party, the other party shall, in a reasonably prompt manner, (i) deliver such records, data or other documents consistent with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such assignments, consents, documents or further instruments of transfer or license and take or cause to be taken all such other actions, as are reasonably necessary or desirable in order for the requesting party to obtain the full benefits of this Agreement and the transactions contemplated hereby. Each party shall use reasonable efforts to make such requests so as not to cause an undue burden on the technical employees of the other.

          11.13 Similar Agreements. Nothing in this Agreement shall be construed
                ------------------
as preventing either party from entering into similar agreements with other companies, even if such agreements concern software similar to the Licensed Software.

          11.14 Partial Invalidity. If any provision in this Agreement shall be
                ------------------
found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect. In such event, the parties shall negotiate, in good faith, a substitute, valid and enforceable provision, which most nearly effects the parties' intent in entering into this Agreement.

          11.15 No Implied Rights. Nothing contained in this Agreement shall be
                -----------------
construed as conferring by implication, estoppel or otherwise upon either party hereunder any license or other right except the license and rights expressly granted hereunder, including without limitation a patent license covering the use of software other than the Licensed Software. Neither party is granted any right, by implication or otherwise, to use any of the other party's trademarks, except as may be authorized in writing.

          11.16 Entire Agreement. This Agreement represents the entire agreement
                ----------------
between the parties with respect to Licensed Software and supersedes all prior negotiations and agreements, whether oral or written. This Agreement may be amended only by a written instrument that specifically purports to do so and is executed by the duly authorized representatives of both parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.


MOTOROLA, INC.                               NUMERICAL TECHNOLOGIES, INC.

By: /s/ Michael E. Slomke for J. Duckworth   By: /s/ Richard Mora
    --------------------------------------       -------------------------------
               Signature                                     Signature

Name: Michael E. Slomke                      Name: Richard Mora
      ----------------------------                 -----------------------------
            Typed or Printed                              Typed or Printed

Title: Director, Global [illegible] Teams    Title: CFO
       ----------------------------------           ----------------------------

Date:  3/8/2000                              Date:  2/22/2000
       ---------------------------                  ----------------------------

                                  APPENDIX A

                              SOFTWARE and SITES


     1. "Licensed Software" means the object code version of NTI's phase-shifting software solution known as "iN-Phase 3.2" (which includes the following capabilities: (1) automated phase shift mask design for integrated circuits, (2) automated optical proximity correction associated with phase shifting, (3) automated silicon-level verification for phase-shifted and OPC layout designs,
(4) process simulation and analysis, and (5) automated OPC and phase shifting rule generation) and all documentation related thereto, provided by NTI to Motorola.

     On the Effective Date and subject to the terms and conditions of this agreement (including without limitation, Section 2), Motorola shall have the license rights to three (3) copies of the Licensed Software. Thereafter, during the term of this Agreement, in the event that Motorola wishes to obtain rights to additional copies of the Licensed Software, upon mutual agreeable prices, such additional Licensed Software provided to Motorola shall be subject to the terms and conditions (including without limitation, license restrictions) set forth in this Agreement.

          For the purpose of determining the number of Licensed Software that is being used, the number of Licensed Software shall be measured in the number of central processing units the Licensed Software is concurrently running on. For example, in the event the Licensed Software is being used on two Motorola central processing units at a single Motorola facility concurrently, there are two copies of the Licensed Software being used. Likewise, in the event the Licensed Software is run on a central processing unit located at Motorola facilities in San Jose, CA and then later run on a central processing unit located at Motorola facilities Austin, TX, but is at no time being run concurrently at the two sites, such use would constitute a single Licensed Software copy.

     2.   Patent License.  For the purposes of the Patent License pursuant to
Section 2 of this Agreement, the initial "Licensed Site" shall mean:

     Motorola's facility located at 3501 Ed Bluestein Blvd, Austin, TX 78721

          Thereafter, in accordance with Appendix B and other terms and conditions of this Agreement, Motorola may designate additional Licensed Sites upon payment of applicable fees and written notice to NTI of the address of such additional Licensed Site. Notwithstanding, Motorola's ARPDL facility and MOS-13 facility with an address of 3501 Ed Bluestein Blvd, Austin, TX 78721 shall constitute a single Licensed Site for purposes of this Agreement.

                                  APPENDIX B

                                     FEES

     1.   License Fees.  Subject to the terms of Section 4 below and other terms
          ------------
and conditions of this Agreement, Motorola shall pay the following amounts, on the following schedule and be granted the following rights:

------------------------------------------------------------------------------------------------------
              Term                            Term One                           Term Two
                                                                         (if contract is renewed)
------------------------------------------------------------------------------------------------------
License Rights (as limited in       (a)  Three (3) copies of the        (a)  Three (3) copies of the
the Agreement)                           Licensed Software                   Licensed Software

                                    (b)  One (1) Licensed Site.         (b)  One (1) Licensed Site.
------------------------------------------------------------------------------------------------------
Payment                             The amount of U.S. $   *            The amount of U.S. $  *
                                    for Term One.                       for Term Two.
------------------------------------------------------------------------------------------------------
Payment                             (a)  $    *      due no later       (a)  $   *    due by March 1,
Schedule                                 than 45 days after the signing      2002; and
                                         of this Agreement by both
                                         parties; and                   (b)  $   *    due by June 1,
                                                                             2002; and

                                    (b)  $   *       due by July 10,    (c)  $   *    due by September
                                         2000; and                           1, 2002; and

                                    (c)  $   *       due by October     (d)  $   *    due by December 1,
                                         10, 2000; and                       2002.

                                    (d)  $   *       due by January
                                         10, 2001; and

                                    (e)  $   *       due by April
                                         10, 2001; and

                                    (f)  $   *       due by July 10,
                                         2001; and

                                    (g)  $   *       due by October
                                         10, 2001; and

                                    (h)  $   *       due by January
                                         10, 2002.
------------------------------------------------------------------------------------------------------

     For the purposes of this Addendum B, "Term One" means the period of time
                                           --------
from the Effective Date up to the second anniversary of the Effective Date of the Agreement (March 1, 2002),


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

"Term Two" means the period of time from the second anniversary of the Effective
 --------
Date up to the third anniversary of the Effective Date.

     2.   Additional License.  If during the term of this Agreement, Motorola
          ------------------
wishes (in its discretion) to obtain license rights for additional sites or additional Licensed Software, the parties shall agree upon mutually acceptable commercially reasonable prices and terms.

     3.   Transfer Fee.  If during the course of this Agreement, Motorola wishes
          ------------
to transfer its Patent License rights under Section 2.2 from one Licensed Site to a separate Licensed Site, Motorola may do so provided the following conditions are first met: (1) Motorola provides prompt written notice to NTI, and (2) Motorola pays NTI an additional License Fee of U.S. $ * if such transfer results in the concurrent use of the Licensed Site, and (3) such concurrent use of the Licensed Sites during the transfer period does not continue (in the aggregate) for more than ninety (90) days in any calendar year. In the event that Motorola wishes to use such additional Licensed Site for more than ninety (90) days during the period of transfer, it must obtain NTI's prior written approval and may be subject to additional fees.

     4.   Peak Use Fee.  If during the course of this Agreement, Motorola wishes
          ------------
to temporarily add a Licensed Site to meet peak use needs, Motorola may do so provided the following conditions are first met: (1) Motorola provides prompt written notice to NTI, and (2) Motorola pays NTI an additional License Fee of U.S. $ * for each such licensed Site, and (3) such use of the additional Licensed Sites does not continue (in the aggregate) for more than ninety (90) days. In the event that Motorola wishes to use such additional Licensed Site for more than ninety (90) days in any calendar year, it must seek NTI's prior written approval and may be subject to additional fees.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      -2-